Exhibit 10.1

Confidential Treatment is Requested by LifeVantage Corporation

Pursuant to 17 C.F.R. 240.24b-2

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE

SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN

REDACTED AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of the first day of September, 2011 (the “Effective Date”), by and between DONNY OSMOND CONCERTS, INC., a Utah corporation, f/s/o Donny Osmond (“Artist”), c/o Jacobson, Russell, Saltz & Fingerman, LLP (hereinafter referred to as “Licensor”) and LIFEVANTAGE CORPORATION, a Colorado corporation, with its principal place of business at 10813 S. River Front Pkwy, Suite 500, South Jordan, Utah 84095 (hereinafter referred to as “Company”). Licensor and Company shall be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, Licensor represents that it has the right to use Artist’s name and Identification (as hereinafter defined) on and in connection with the design, development, manufacture, production, advertising, promotion, marketing, distribution, sale, use and other exploitation of certain products and merchandise and the right to sublicense such rights;

WHEREAS, Artist is a world-famous performer whose name, image and likeness and good will are of great commercial value;

WHEREAS, Company desires the right to use Licensor’s Identification and for Licensor’s services as spokesperson on and in connection with the advertising, distribution and sale of Company’s dietary supplement and cosmetic products including but not limited to Protandim®; and

WHEREAS, Licensor is willing to grant such rights to Company, upon the terms and conditions hereinafter contained.

NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the Parties do hereby agree as follows:

1. Definitions. As used herein, the following terms are defined as follows:

(a)	“Identification” shall mean the name, image and likeness of Donny Osmond.

(b)	“Trademark” is the name as set forth on Exhibit A.

(c)	“Property” is the Licensor Identification and the Trademark, collectively.

(d)	“Licensed Products” means all products, which are dietary supplements as defined at 21 U.S.C. § 321(ff), and cosmetics as defined at 21 U.S.C. § 321(i), of Company which are distributed or sold by Company using the Property. By way of clarification, Company agrees that “cosmetics” does not include razors, devices, or other items that are not in the nature of topical creams and substantially similar items. “Using the Property” means the presence of the Property on any Company product or any item of labeling or promotional item.

(e)	“Contract Year” means a period of twelve (12) consequent months commencing on the Effective Date.

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(f)	“Contract Period” or “Term” means a period of two (2) Contract Years commencing on the Effective Date hereof unless terminated earlier in accordance with this Agreement.

(g)	“Contract Territory” means the World.

(h)	“Exploit” and “Exploitation” means to design, develop, publish, manufacture, produce, advertise, promote, market, distribute, sell, use and otherwise exploit (but not sublicense except as provided herein).

(i)	All currency set forth herein shall be the U.S. dollar

2. Grant of Rights. (a) Subject to all the terms and conditions of this Agreement, Licensor hereby grants to Company, during the Contract Period, the right and license to use the Property throughout the Contract Territory in connection with the Exploitation of Licensed Products, and Company does hereby agree to Exploit the Licensed Products and to use the Property in the Contract Territory during the Contract Period in connection therewith, subject to the terms herein. Licensor will not grant to any third party the right to use the Property during the Contract Period in the Contract Territory in connection with the Exploitation of Licensed Products. It is expressly understood and agreed by Company that Company may use the Property only in connection with Licensed Products and only in accordance with the terms hereof. Company agrees that Company will not use or adopt any corporate name, trade name, trade dress or other form of corporate identification which includes the Property or any portion thereof. Company will not have the right to sublicense any of the rights herein granted by Licensor to Company.

(b) Company acknowledges that for purposes of maintaining and enhancing the reputation of the Property, Licensor must be assured that Licensed Products are sold only through channels of distribution which are consistent with the reputation and public image of the Property. Licensor acknowledges that Company intends to and will sell the Licensed Products through its network of Independent Distributors, often called network marketing or multi-level marketing. Licenser agrees that such method of distribution satisfies the first sentence of this paragraph.

(c) Under no circumstances will Company attempt to register or record any foreign or domestic domain names, trademarks or similar indicia with the words “Donny Osmond.”

(d) Company shall not have the right to use any other spokesperson as a primary spokesperson in connection with any of the Licensed Products, except for Dr. Joe McCord provided however, Company may use a third party spokesperson subject to Licensor’s approval as a secondary spokesperson in conjunction with Licensor hereunder.

3. Manufacturers and Marketing. Company may manufacture Licensed Products or may employ independent subcontractors to manufacture Licensed Products. In either case, Company is responsible for the manufacture of quality Licensed Products which comply with all applicable laws and regulations including the FFDCA, DSHEA and all related federal regulations such as the Current Good Manufacturing Practices applicable to dietary supplements. Company will make a good faith effort to ensure that no such subcontractor will take any action contrary to, or inconsistent with, the terms and conditions set forth in this Agreement. Company will monitor and inspect its factories and/or the factories of its subcontractors to determine that each and every part of the Licensed Product are

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manufactured in accordance with the requirements set forth in this Agreement. Company will terminate any subcontractor who fails or refuses to comply with the terms of this Agreement. Company agrees to make a good faith effort to comply with Exhibit B.

4. Company Marketing Efforts. (a) Company will, during the Contract Period, use its diligent efforts to reasonably promote the sale of Licensed Products throughout the Contract Territory.

(b) During each Contract Year, Company agrees to budget and spend, for the advertising and promotion of Licensed Products within the Contract Territory, an amount (the “Minimum Marketing Commitment”) which is no less than one percent (1%) of the Net Sales of Licensed Products sold by Company during the preceding twelve months ending August 31, which such Minimum Marketing Commitment may be used for printed materials, promotional samples, publicity, Elite Acadamies and Company’s annual convention. Within thirty (30) calendar days following the last day of the first Contract Year and each Contract Year thereafter, Company shall submit to Licensor a report setting forth the amount and nature of expenditures by Company which are applicable to the Minimum Marketing Commitment for the relevant Contract Year. Such report shall set forth the individual items of expenditure, the cost of creation and placement thereof, and the total of all such expenditures by Company applicable to the relevant Contract Year. “Net Sales” means Gross Sales minus returns.

(c) Company acknowledges and agrees that all costs of Lifevantage in executing its annual conventions and Elite Academy events will be borne exclusively by Company.

5. Market Date/Distribution. (a) Company represents that all Licensed Products will be ready for sale upon the Effective Date.

(b) Company agrees to use commercially reasonable efforts (i) to establish and support the market for Licensed Products, and promote Licensed Product sales, (ii) to maintain adequate inventories of Licensed Products, (iii) to distribute Licensed Products in accordance with the requirements, (iv) to timely ship accepted orders for Licensed Products on the contracted delivery date, and (v) to pay commissions earned by independent distributors in conformity with the terms outlined in their respective distributor agreements. Company acknowledges, agrees and understands it has the sole responsibility and obligation to secure orders and distribute Licensed Products in accordance with requirements and Licensor has no responsibility or obligation to do so.

(c) In the event Licensor advises Company that a special promotional effort is to take place, Company agrees to make commercially reasonable efforts, taking into account its other commitments and the advance notice given to Company, to arrange for the supply of Licensed Products in such commercially reasonable quantities as may be required for such effort.

6. Services/Approvals/Company Rights. (a) Licensor agrees that it is obligated to and shall cause Artist to provide the services set out in this Agreement. In every instance in this Agreement where the Licensor is obligated to perform services that are intended to be performed by Artist, it is agreed and understood by the Parties that Donny Osmond and only Donny Osmond will perform the following enumerated services.

(b) Corporate Appearances: The Annual Convention and Elite Academy Events.

(i) Licensor understands that Company holds 3 large “Elite Academy” events each year, as well as an annual convention. The dates for each of the Elite Academy Events for each Contract Year

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are as follows: October 28 and 29, 2011 (San Antonio, TX); January 27 and 28, 2012 ( Las Vegas); October 2012 TBD. The dates of the annual conventions are April 26, 27, and 28, 2012 Anaheim, CA; 2013: TBD

(ii) [***] Licensor shall give a speech of approximately sixty minutes and participate in a meet and greet luncheon for up to 2 hours, details are subject to Licensor’s prior written approval. Artist will appear on April 28, 2012 at the annual convention at the Anaheim Convention Center, Anaheim, CA.

(iii) Each Contract Year Licensor shall cause Artist to “appear” at each of the three Elite Academy events by means of a pre-recorded video [***]. Licensor will have creative approval rights over the videos (and all material that includes Licensor), as set forth more fully hereunder.

(c) Appearance in Opportunity DVD: Company will pay Licensor [***] at a date, time and place to be mutually agreed upon by the parties.

(d) Las Vegas Incentive Trips: Company shall conduct [***] to Las Vegas each Contract year for qualifying distributors of Company to attend the Donny & Marie show and to meet Artist, at Company’s sole expense.[***]

(e) Promotional Video Appearances: Licensor shall make four promotional videos to be produced by the Company each Contract Year that will be used to motivate and provide incentive to distributors.[***]

 (f)    (i)     In connection with Licensor’s services set forth in Paragraph 6(b), 6(c) and 6(e), the following apply:

(1)	Prior to any given use or exploitation by Company, Licensor shall have approval over any photos (or non-photo likenesses, if any) containing Licensor’s likeness and/or image, as well as how Licensor’s name, likenesses and/or image is used in any campaign materials.

(2)	In addition, Licensor will have complete approval over any quotes attributed to Licensor; any biographical information about Licensor; any statements about Licensor in press materials; Licensor’s script; and any “b-roll” footage in which Licensor appears, but all prior to or during production of such campaign materials (once approved by Licensor, the foregoing shall be referred to as the “Approved Campaign Materials”).

(3)	If any Approved Campaign Materials are altered, re-cropped or retouched, will be resubmitted for approval by Licensor.

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(4)	In addition, Licensor shall have a right of approval over the photographer chosen for this project and shall have the right to choose the make-up artist, wardrobe stylist, hair personnel and wardrobe associated with Licensor’s appearance.

(5)	Licensor’s approval shall be deemed to have been given if no response is received from Licensor (or Licensor’s authorized representative) within ten (10) business days after actual receipt in writing by Licensor’s representative.

(6)	Company will pay for any personnel associated with Licensor that Company approves in advance in writing.

(7)	The logistics of Licensor’s and Artist’s commitments as set out in paragraph 6 shall be carried out and satisfied as follows:

(A)	Paragraph 6 (d), which describes the Las Vegas “meet and greet” obligation, shall decided mutually between the parties.

(B)	The eight video recordings identified in paragraph 6:

1. Each of the videos shall be recorded by Artist in Las Vegas, Nevada or at another location selected by Licensor with input from Company. Artist shall be obligated to avail himself for up to three (3) consecutive hours for each of the eight recording sessions. Each three (3) hour block of time includes time for hair, makeup, wardrobe, rehearsal and reasonable breaks. “Recorded “ or “recording” means and includes commercial filming, a still photo shoot, and production of related materials.

2. The date for each of these recordings is set forth in the following chart:

Contract Year: 2011-2012

Description of the Video	Contract Paragraph	Date:

(i) Elite Academy Appearance Video # 1	6 (b) (3)	9/8/2011
(ii) Elite Academy Appearance Video # 2	6 (b) (3)	1/4/2012
(iii) Elite Academy Appearance Video # 3	6 (b) (3)	1/4/2012
(iv) Opportunity Video	6 (c)	10/8/2011
(v) Promotional Video # 1	6 (e)	9/8/2011
(vi) Promotional Video # 2	6 (e)	9/8/2011
(vii) Promotional Video # 3	6 (e)	1/4/2012
(viii) Promotional Video # 4	6 (e)	4/28/2012

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Contract Year: 2012-2013

Description of the Video	Contract Paragraph	Date:
(i) Elite Academy Appearance Video # 1	6 (b) (3)	TBD
(ii) Elite Academy Appearance Video # 2	6 (b) (3)	TBD
(iii) Elite Academy Appearance Video # 3	6 (b) (3)	TBD
(iv) Opportunity Video	6 (c)	TBD
(v) Promotional Video # 1	6 (e)	TBD
(vi) Promotional Video # 2	6 (e)	TBD
(vii) Promotional Video # 3	6 (e)	TBD
(viii) Promotional Video # 4	6 (e)	TBD

All dates not specified herein (i.e. “TBD”) shall be subject to Artist’s availability with such availability not to be unreasonably withheld.

(g) Sale of Protandim on Donny.com: Company shall pay Licensor [***] for each bottle of Protandim sold through Licensor’s Donny.com website [***], Company agrees that [***] The [***] will be paid [***] of the Agreement and the [***] will be paid [***] of the Agreement. Once sufficient sales have been made on Donny.com in any Contract Year so that the total bottles of Protandim sold times [***] per bottle [***] payments will be made by Company quarterly to Licensor.

(h) All compensation set forth in paragraphs 6(b), 6(c), 6(d), 6(e), and 6(g), shall be on a pay-or-play basis. Amounts due Licensor from paragraphs 6(b), 6(c), 6(d) and 6(e) and are payable on the earlier of four equal quarterly payments per Contract Year or 30 days following Artists mutually satisfactory performance of the outlined deliverable commensurate with the performance of Artist’s stature in the industry.

(i) Outside Personal Appearances. If Licensor renders services (e.g., appear on a television talk show or is included in a publication) (an “Outside Personal Appearance”), such Outside Personal Appearance shall be subject to Licensor’s approval in Licensor’s sole discretion. Licensor’s failure to engage in any such Outside Personal Appearance shall not constitute a breach of this Agreement. If Licensor appears on a national television program or is written about in a national publication and both identifies Protandim® and explains, praises or extols its benefits of the Licensed Product (within the context of such appearance) Company shall pay Licensor within 30 days from such appearance, [***] per appearance, up to an aggregate of [***] per Contract year. Additionally, if Licensor appears in-person or by remote on any local radio or local television programs or is written about in a local publication, and takes similar action as to a national form (within the context of such appearance), Company shall pay Licensor within 30 days from such appearance [***], per appearance up to an aggregate of [***] per Contract Year. For each Outside Personal Appearance approved by Licensor, Company shall provide [***] with [***]:

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(j) Subject to Licensor’s approval rights herein above, and the other use restrictions set forth in this Agreement, and provided Company is not in breach or default hereof, during the Term Company shall have the right to use, distribute, reproduce and/or exhibit the Approved Campaign Materials on television and radio commercials, in print ads, point-of-sale materials (subject to Licensor’s reasonable approval), catalogs, direct mail, to independent distributors and on Company’s website, in the applicable Territory, so long as such performance is not taken out of context, and such use remains consistent with the original performance by Licensor and limited to the purposes contemplated by this Agreement.

(k) Company shall have the right to translate the videos into, and dub with, a foreign language text or soundtrack, provided that all material in any language other than English shall be accurately translated with coaching if needed, at Company’s expense (but Licensor shall have the first right refuse to dub in any language. No doubles or look-alikes of Licensor shall be used in this project for any purpose.

(l) Except as specifically set forth herein, Licensor acknowledges and agrees that Licensor shall not have any approval rights over Company’s operation of its business. Company shall make reasonable efforts to consult Licensor over business, marketing and creative matters as they pertain to Company’s other products.

7. Commissions. (a) In addition to the Compensation set forth above, Company will pay to Licensor a commission on the net sales of the Vantage Packs sold in the U.S. as follows: [***] per Vantage Pack for the first [***] sold in the United States during the Contract Term; and [***] per unit for every Vantage Pack sold in the United States in excess of [***] as long as Artist’s promotional material is included in the Vantage Pack. Company agrees that the Licensor will be paid [***] as calculated in this 7(a) [***] during the Contract Term. The [***] will be paid monthly during the Contract Term and actual commissions earned [***] shall be paid quarterly. Such commissions [***] will be paid less returns, bad checks, cancels, declines, and credit card charge backs.

(b) All Commission reports and payments must be sent to Licensor no later than thirty (30) calendar days following the close of each calendar quarter.

(c) Commissions will accrue upon the sale of the Licensed Products regardless of time of collection by Company. Licensed Products will be considered “sold” as of the date on which such Licensed Products are invoiced, shipped or paid for, whichever first occurs

(d) Company may withhold as taxes on all payments to be made to Licensor only such amounts as are absolutely required to be withheld by law in the country from which payment is being made. Company shall submit to Licensor originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes. Company shall fully cooperate with Licensor and provide such information and records as Licensor may request in connection with any application by Licensor to the tax authorities in the Contract Territory including the obtaining of a credit for any withholding tax paid in the Contract Territory or any country from which commission payments and any other payments are being made by Company to Licensor pursuant to this Agreement.

8. Sales Reports. Company will supply Licensor with a sales report with respect to all sales of Vantage Packs subject to Compensation and Commissions during each calendar quarter, said sales reports to be delivered to Licensor at the same time Commissions are paid to Licensor pursuant to Paragraph 7 above. Such sales reports shall be certified as true and complete by the Chief Financial Officer of Company on a quarterly basis. Such sales reports will, indicate the number of Vantage Packs sold during that calendar month, itemization of all permitted deductions pursuant to paragraph 7(a), and the computation of Commissions hereunder. Sales reports will be due even if sales of the Licensed Products may not have occurred during a calendar quarter.

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10. Books and Records. (a) Company will keep and maintain accurate books and records with respect to all Licensed Products sold by Company hereunder and the computation of Commissions with respect thereto, which books and records will be available upon reasonable advance notice for inspection, auditing and copying by Licensor or its authorized agents or representatives during ordinary business hours prior to the conclusion of a three (3) year period following the conclusion of the relevant calendar year quarter. If Licensor believes that its examination of Company’s books and records reveals that Company has failed properly to account for and pay Commissions owing to Licensor hereunder, Licensor shall provide to Company a copy of the audit or examination report within 20 calendar days of the conclusion of the examination. Company shall have 20 calendar days to evaluate Licensor’s report and if Company disagrees with Licensor’s report, to provide a report to Licensor within that 20 day period. Both parties agree to meet and confer with Licensor about their differences within 90 (ninety) days after Company provides Licensor with Company’s report, if any. If the parties cannot agree within that 90 (ninety) day period, , within the next sixty (60) calendar days the parties shall have each of their auditors mutually appoint, a neutral, third party auditor whose decision will be final and non appealable. Such neutral, third party auditor shall issue its written opinion within sixty (60) days from his/her/its appointment. If it is concluded that Company has failed properly to account for and pay Commissions owing to Licensor hereunder, and the amount of any Commissions which Company has failed properly to account for and pay for any calendar year quarter exceeds, by five percent (5%) or more, the Commissions actually accounted for and paid to Licensor for such period, then Company will, in addition to paying Licensor such past due Commissions with interest at the rate set forth in Paragraph 11 below, reimburse Licensor or its authorized representatives for their direct out-of-pocket expenses (including, without limitation, travel expenses, accommodations and local meal expenses) incurred in conducting such examination.

11. Payments. Payments to Licensor hereunder will be made by wire transfer payable to the account as follows:

Donny Osmond Concerts, Inc

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Past due payments hereunder will bear interest at the rate of (i) one and one-half percent (1.5%) per month, or (ii) the maximum interest rate permissible under law, whichever is less.

12. Quality Control of Licensed Products. (a) Licensor has the right to be meaningfully consulted, at all stages of development, the quality, style, design, colors, appearance, material, prototypes, packaging and workmanship of all Licensed Products. Company will not distribute or sell any such product which has Licensor has not had a reasonable opportunity to be meaningfully consulted and which is not in accordance with the provisions set out below.

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(b) Before distributing or selling any Licensed Products, Company will submit to Licensor, at the address set forth in Paragraph 16, at no cost or expense, for its examination and approval or disapproval, a sample together with detailed information on materials, packaging, containers, hang tags, labels and the like. Licensor will within twelve (12) calendar days of receipt of such sample, examine and either approve or disapprove such sample, and notify Company in writing of its approval or disapproval. If Licensor does not disapprove any item within that twelve day period, it will be deemed by both parties to be approved. If any submitted item is disapproved, Company agrees to consult with Licensor regarding its objections and any changes or modifications proposed by Licensor, and will use reasonable efforts to make such modifications or adjustments. It is understood and agreed, however, that in the event of a dispute between Licensor and Company regarding any Licensed Product, Company will have final control and approval with respect to the style, overall design, decorative details and materials used in the Licensed Products.

(c) Once a Licensed Product sample has been approved in accordance with the provisions hereof, it will not be necessary to obtain approval for substantially identical Licensed Product samples consistent with the terms of the original approval. Company represents and warrants that all Licensed Products which are advertised, distributed and sold to consumers in accordance with this Agreement will be substantially identical to and of no lesser quality than the production sample which was previously approved by Licensor.

(d) Company covenants that all Licensed Products shall be consistent with the high standing of the Property in order to protect and enhance the Property and the goodwill pertaining thereto. Without limiting the generality of the foregoing, Company covenants that Licensed Products will be free of defects in design, materials and workmanship. Company agrees that no Licensed Products shall contain any toxic or injurious substances and shall not cause any physical harm to the user or others when used as intended or as reasonably otherwise foreseen.

(e) Company will comply with all applicable laws, regulations, rules, standards and procedures relating or pertaining to the Exploitation of the Licensed Products. Both before and after Licensed Products are put on the market, Company will follow reasonable and proper procedures for testing Licensed Products for compliance with all applicable laws, regulations and standards, and will permit Licensor and/or its authorized representatives, upon reasonable notice, to inspect its and its manufacturer’s testing, production and quality control records, procedures and facilities and to test or sample Licensed Products for compliance with this provision.

(f) Licensor shall have the right to test the Licensed Products throughout the Contract Period and any renewal thereof, and may at any time make suggestions for improving the Licensed Products. Licensor shall communicate such suggestions to Company, and Company will consider and implement such suggestions in good faith.

13. Advertising, Promotion and Marketing. (a) Licensor will have the right to approve or disapprove in advance the contents, appearance and presentation of any and all advertising, promotional and marketing materials which incorporate the Property or which make reference in any way to Licensor as well as the right to approve or disapprove any promotions conducted by Company pursuant to this Agreement. Company will not produce, publish or in any manner distribute any advertising, promotional and marketing materials (including on Company’s website) which have not been approved in advance by Licensor or which are, at any time, disapproved by Licensor.

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(b) Before publishing or distributing any advertising, promotional or marketing materials hereunder, Company will submit to Licensor, at the address set forth in Paragraph 16 below, for its examination and approval or disapproval, a sample thereof together with text, coloring and a copy of any photograph proposed to be used. Licensor agrees that it will promptly examine and, within twelve (12) calendar days following receipt, either approve or disapprove such sample press releases, advertising, promotional and marketing material, and that Licensor will promptly notify Company of its approval or disapproval. If Licensor does not disapprove any item within that twelve day period, it will be deemed by both parties to be approved. Licensor agrees that if any sample advertising, promotional or marketing materials are disapproved, Company will be advised of the specific reasons for such disapproval in each case. If Licensor objects to any such sample, Company agrees to consult with Licensor regarding its objections and any changes or modifications proposed by Licensor, and will use reasonable efforts to make mutually agreeable modifications or adjustments. It is understood and agreed, however, that in the event of a dispute between Licensor and Company regarding any advertising, promotional or marketing materials, Licensor will have final control and approval over the presentation, use and appearance of the Property and over all other aspects of the form and content of such advertising, promotional and marketing materials.

14. Media Approval. (a) Except as noted in paragraph (b) immediately below Licensor will have the right to approve the manner in which the Licensed Products are displayed to consumers and the trade (including, without limitation, through catalogs, showroom displays, Company’s website, etc.) as well as the quantity and types of media vehicles through which Company advertises, markets and promotes the Licensed Products, including without limitation, through magazine and newspaper advertising, television and radio advertising, magazine inserts, direct mail solicitations, catalogs, point-of-sale displays, billboards and other outdoor displays. The use of the Property in connection with all such materials will be subject to Licensor’s prior written approval.

(b) Company shall have the right to issue Press and News Releases about scientific and other corporate developments without complying with paragraph (a) above unless Artist’s or Licensor’s name is mentioned in that Release.

(c) When Company desires to place advertising in a particular media or media vehicle, Company will submit to Licensor, in advance, written notification of the particular media vehicle in which the advertising would be placed, including where appropriate a notification of the media provider (for example, the magazine or newspaper in which print advertisements would be placed or the television or radio station that would broadcast the advertisements). Licensor agrees that it will, within twelve (12) calendar days following receipt, examine and either approve or disapprove such proposed media vehicle, and that Licensor will promptly notify Company of its approval or disapproval. If Licensor does not disapprove any item within that twelve day period, it will be deemed by both parties to be approved. Licensor agrees that if any proposed media vehicle is disapproved, Company will be advised of the specific reasons for such disapproval in each case. Company will reimburse Licensor, upon request, for any import duties, shipping charges or other costs or expenses incurred in connection with the delivery of samples to Licensor.

15. Work-for Hire; Copyright Rights and Obligations. (a) If Company creates or engages a third party to create any artwork, slogans, patterns, text, brand names, photographs, designs, literary or musical work used on or in connection with the Licensed Products that contain the Property, in whole or in part (“Creations”), then Company shall execute an agreement or obtain a written agreement with such third party that provides that any copyrights, trademarks, service marks, design rights or other similar rights of ownership arising from such Creations shall be the sole property of Company. Licensor shall do all things necessary to ensure that such rights fully and irrevocably vest in Company. Company agrees that the Licensor shall retain the sole ownership of all right, title and interest in and to the Property.

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(b) The parties agree that any such Creations shall be considered “work made for hire” as that term is defined in The Copyright Act of 1976, as amended, as a work created as a contribution to a collective work, a supplementary work, a compilation, or otherwise; provided, however, that if and to the extent any such Creations shall not be considered “work made for hire,” Licensor hereby assigns any and all of its right, title, and interest in such Creations to Company and shall take all steps reasonably necessary to assist Company to effectuate such assignment. Company agrees, that the Licensor shall retain the sole ownership of all right, title and interest in and to the Property.

(c) Without limiting the generality of this paragraph, any assignment of copyright as contemplated hereunder includes any and all rights of any kind that may be known as or referred to as “moral rights” or “droit moral” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Licensor hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement that would violate such Moral Rights in the absence of such consent. Licensor will confirm any such waivers and consents from time to time as reasonably requested by Company. Company agrees that the Licensor shall retain the sole ownership of all right, title and interest in and to the Property.

(d) Company acknowledges that any copyrighted work, materials or photos provided by Licensor to Company will, as between Company and Licensor, be the sole property of Licensor. Licensor may not refer to Company or the Licensed Products in any commercial use thereof without Company’s prior written consent.

16. Notices. Any notices required or permitted under this Agreement will be considered as duly made if delivered to the intended Party by certified or registered mail (return receipt requested), any reputable international courier service, or by facsimile (with a confirming copy sent by any of the other options) at the following address. Notice will be deemed given on the date of receipt.

Licensor:	Donny Osmond Concerts, Inc. f/s/o Donny Osmond

[***]

With a copy to:

Jacobson, Russell, Saltz & Fingerman, LLP
10866 Wilshire Boulevard, Suite 1550
Los Angeles, CA 90024
Attention: Jason M. Russell, Esq.
Facsimile: (310) 446-9909

To Company:	Lifevantage Corporation
10813 S. River Front Pkwy, Suite 500
South Jordan, Utah 84095
Attn: Eric Marchant, VP of Compliance

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17. Exclusivity of Endorsements and Representations. Licensor and Artist agree not to represent or endorse any dietary supplements as defined at 21 U.S.C. § 321(ff), and cosmetics as defined at 21 U.S.C. § 321(i) other than those of Company while this Agreement is in effect except as is otherwise provided in this paragraph. Artist shall not be precluded from appearing on or in an entertainment news or informational program, including film, TV, DVD, internet, or other similar forum, in which (i) without his advance knowledge, a dietary supplements as defined at 21 U.S.C. § 321(ff), and cosmetics as defined at 21 U.S.C. § 321(i) directly competitive with those of Company is featured or promoted, or (ii) in which effort Artist is expected or required to participate as a condition of his appearance. Licensor shall, whenever possible, notify Company in advance of any such appearance where either Licensor or Artist has any advance notice that another company’s dietary supplement or cosmetic will be mentioned or in any way promoted. If that is not possible, Licensor shall notify Company within 3 calendar days after such an occurrence takes place.

18. Miscellaneous Expenses. For the services to be provided by Licensor and Artist, Company agrees to the following: (i) if Artist is required to travel outside Artist’s location, Company agrees to pay for and provide Artist, [***] and pay for and provide [***] and pay [***] for Licensor or; (ii) otherwise if local non-overnight services are required of Licensor, Company will pay for and provide [***] All of Licensor’s travel and workdays are subject to Licensor’s availability. No other compensation shall be due Licensor for travel days, unless work is included on travel days.

19. Trademarks. (a) Company shall cause to be imprinted legibly on each Licensed Product manufactured, distributed or sold under this Agreement, and on all material used in connection therewith, including, but not limited to, advertising, promotional, adhesive-backed stickers and hangtags, and any other such materials wherein the Property or any portion thereof appears, the designation ® or TM after the appearance of such Property or portion thereof, as Licensor deems appropriate, to protect the Property.

(b) Licensor agrees to use commercially reasonable efforts, at Licensor’s sole cost and expense, to attempt to obtain registration of the Trademark in the Contract Territory for articles of merchandise comprising Products, and to maintain any such registrations throughout the Contract Period.

(c) Nothing herein shall give to Company any right, title or interest in the Property except the licensed rights in accordance with this Agreement. As between the Parties, the Property is the sole property of Licensor, and any and all use thereof by Company, and the goodwill arising therefrom, shall inure to the benefit of Licensor. Company shall not, either directly or indirectly, anywhere in the world: (i) contest, object to or challenge the validity of, or Licensor’s rights in, any of the Property or any portion thereof on any grounds; (ii) register or attempt to register any mark identical with or confusingly similar to any of the Property or any portion thereof; or (iii) use any combination, variation, stylization, abbreviation or derivative of Property other than that expressly licensed under this Agreement, regardless of whether the Property or any portion thereof are formally registered in the Contract Territory.

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(d) If Company is deemed, in law, to own any mark or property that should qualify as the Property, then Company shall assign all such rights in the mark or property (including any related registrations) to Licensor at no charge.

20. Infringement of the Property. (a) Licensor shall use its commercially reasonable efforts to eliminate any infringement of the Property in the Contract Territory in connection with Products, and for this purpose Company agrees to notify Licensor in writing of any infringement or imitations by others of the Property in the Contract Territory on articles similar to the Licensed Products if and when such become known to Company. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Company agrees to assist Licensor, to the extent necessary, in Licensor’s efforts to eliminate any such infringement. Company shall not institute any suit or take any action on account of any such infringements or imitations except with the prior written consent of Licensor.

(b) If there should occur any infringement of the Property in connection with Products in the Contract Territory, Licensor and Company shall consult with each other and with their respective counsel in order to determine what remedies, if any, may be available to eliminate such infringement. If such remedies exist, and if in the sole opinion of Licensor they are commercially and financially reasonable under the circumstances, Licensor will instruct its lawyers to institute such action.

21. Company Indemnity. (a) Company shall indemnify, hold harmless and defend each of Licensor, its members, and their respective (where applicable) principals, officers, directors, employees, agents, and representatives, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable lawyers’ fees, arising out of, or in any way connected with, any claim or action for (i) personal injury, death or other cause of action involving alleged defects in the Licensed Products, (ii) any breach of any statutory obligation, (iii) any infringement by Company of the trademark, copyright, personal or other proprietary rights of any third party excluding any claims arising solely from Company’s use of the Property in the Contract Territory in accordance with this Agreement, (iv) Company’s breach of any representation, warranty or term herein; or (v) the act or omission of any subcontractor of Company, including their failure to comply with the terms in this Agreement.

(b) Licensor Indemnity. Licensor shall indemnify, hold harmless Company from and against all losses, liabilities, claims and expenses (including reasonable attorneys’ fees and costs) (a “Company Loss”) arising out of (i) fraud or any breach of any representation and warranty of Licensor contained in this Agreement, and (ii) any violation of any covenant or undertaking of Licensor contained in this Agreement and (iii) any claim by a third party that the Property infringes the intellectual property rights of that third party.

(c) Procedure. A Party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any liability or action in respect of which Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel selected by Indemnitor; provided, however, that Indemnitee shall have the right to retain its own counsel, at its sole expense, if representation of Indemnitee by the counsel retained by Indemnitor would be inappropriate due to actual or potential differing interests between Indemnitee and any other party represented by such counsel in such proceedings. The failure of Indemnitee to deliver notice to Indemnitor within a reasonable time after Indemnitee receives notice of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve Indemnitor of any liability to Indemnitee, but the omission so to deliver notice to Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this paragraph 21. Indemnitee under this paragraph 21, its employees and agents, shall

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cooperate fully with Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. The Indemnitor may not settle any such claim without the Indemnitee’s consent if the proposed settlement would be in the Indemnitee’s name or impose pecuniary or other liability or an admission of fault or guilt on the Indemnitee or would require the Indemnitee to be bound by an injunction of any kind.

22. Liability Insurance. Company will maintain in effect, at its own expense, throughout the Contract Period, product liability and other applicable insurance coverage covering claims arising under the circumstances described in Paragraph 21 immediately above, which insurance will be in the amount of no less than US $5,000,000. Within thirty (30) calendar days from the date hereof, Company will submit to Licensor a certificate of insurance naming Licensor as an additional insured party, and requiring that the insurer will not terminate or materially modify such policy without written notice to Licensor at least thirty (30) calendar days in advance thereof.

23. Termination of this Agreement. (1) Except as is otherwise noted, if either Party or Artist does any of the following, the non-defaulting Party may terminate this Agreement if such alleged default is not cured within twenty (20) calendar days after the Party allegedly in default is served with notice specifying such default in a reasonable amount of detail. Neither party shall have the opportunity to cure an identical or substantially similar default more than twice:

(a)	Ceases to do business in the normal course,

(b)	Becomes or is declared insolvent or bankrupt,

(c)	Is indicted for or otherwise charged with, convicted of, by a plea or otherwise, or pleading nolo contendere to, a felony.

(d)	The commission of conduct that is (1) wholly unacceptable from a morals standpoint, regardless of whether there is any arrest or conviction of a crime, (2) that is publicly disclosed and (3) which the other Party , in good faith, reasonably believes could have a material effect on the performance of this Agreement or that Party’s business or reputation.

(e)	Makes an assignment for the benefit of creditors,

(f)	If any secured creditor or lender Company exercises or purports to exercise any foreclosure right or remedy as a secured creditor with respect to any collateral consisting, in whole or in part, of any of Licensed Products or any of the results, products or proceeds of this Agreement,

(g)	If the Licensed Products are declared by the American Herbal Products Association (“AHPA”), National Products Association (“ NPA”) or the American Botanical Council (“ABC”) to be (unsafe or undesirable for human consumption or use.

(h)	Disparages, to a third party, other than in its papers filed in the course of arbitration or litigation, the other Party or any of its personnel or a Party’s services, products, method of doing business or reputation.

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(2) Licensor’s Accelerated Right of Termination Based on Non-Payment or Untimely Payment. Company agrees that Licensor shall have the right to terminate this Agreement, upon five (5) calendar days notice to Company, if Company does not timely make any of its payment obligations that are set out in paragraphs 6, 7 and 8, and Company does not make that delinquent payment within that five day period. Licensor, in order to complete the termination process, must notify Company of the effective date of termination once the five day “right-to-cure” period has elapsed without its receipt of full payment for Company.

(3) Company agrees that [***] shall have primary responsibility for supervising all creative and business matters pertaining to Licensor. If Licensor believes that he is not carrying out his supervisory obligations, then Licensor may upon 14 (fourteen) calendar days notice to Company, including an explanation for its position, object to the continuation of [***] in this supervisory capacity. The Company then has 14 (fourteen) days in which to alleviate the concern of Licensor, replace [***] with another individual. If Company does not replace [***] within that time period, Licensor may terminate this Agreement.

(4) Upon the termination of this Agreement by Licensor, notwithstanding anything to the contrary herein, all rights licensed to Company under this Agreement immediately revert to Licensor without any further notice and all unpaid Compensation payments and any other payments due Licensor, including reimbursements and Earned Royalty payments, for the Contract Period shall be deemed to be fully earned and shall be paid to Licensor within thirty (30) days from the effective date of termination.

(5) Failure to terminate this Agreement pursuant to this paragraph will not effect or constitute a waiver of any remedies the non-defaulting Party would have been entitled to demand in the absence of this paragraph, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason will be without prejudice to the rights and liabilities of either Party to the other in respect of any matter arising under this Agreement.

24. Property After Termination. Except as otherwise provided in this Agreement, from and after the termination of the Contract Period, all of the rights of Company to the use of the Property will cease absolutely, and Company will not thereafter manufacture, distribute or sell any item of Licensed Products or any other item whatsoever that incorporates the Property or any portion thereof, nor will Company publish further or additional quantities of any advertising or marketing materials which incorporate the Property or any portion thereof.

25. Inventory of Licensed Products on Expiration. (a) If the Contract Period of this Agreement expires by the passage of time (and not by early termination due to default of Company), then Licensor agrees that any of Licensed Products that may have been manufactured by or for Company prior to the expiration of the Contract Period, or which were in the process of manufacture by Company, or were required to fill purchase orders from customers accepted by Company on or prior to date of expiration, may be sold by Company during the period of six months commencing on the day immediately following the last day of the Contract Period (hereinafter referred to as the “Sell-Off Period”), provided that:

(i)	Company will furnish to Licensor within ten (10) calendar days after the date of expiration of the Contract Period a written statement of the number and description of such Licensed Products in inventory as of the date of expiration;

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(ii)	The quantity of such Licensed Products in inventory at the time of such expiration is not in excess of a reasonable quantity taking into account Company’s sales of Licensed Products for the six months immediately preceding the expiration of this Agreement;

(iii)	Company did not unreasonably increase the manufacture of the Licensed Products during the last six (6) months of the Contract Period;

(iv)	Company will continue to pay to Licensor with respect to such sales an Earned Royalty at the rate specified in Paragraph 8 of this Agreement; and

(v)	Earned Royalty amounts payable pursuant to this paragraph will be paid within thirty (30) calendar days following the end of said Sell-Off period.

(b) If as of the last day of the Sell-Off Period, there remain in Company’s inventory any quantities of the Licensed Products (and any “Licensor Identified Components”, as described in subparagraph (c) below), then Company agrees that:

(i)	Company will furnish to Licensor, within ten (10) calendar days after the last day of the Sell-Off Period, a written statement (the “Inventory Report”) setting forth the nature and quantity of the Licensed Products in Company’s inventory as of the last day of the Sell-Off Period.

(ii)	Company will indicate, in the Inventory Report, Company’s invoice price to its Independent Distributors for those Licensed Products listed in the Inventory Report.

(iii)	Licensor will have the right and option, by written notice delivered to Company within fourteen (14) calendar days after receipt of Company’s Inventory Report, to purchase such quantity (if any) of Licensed Products listed in the Inventory Report as Licensor may desire to purchase, and in such event Licensor will pay to Company, as full and complete payment for such Licensed Products, the relevant invoice price to Company’s Independent Distributors for such items as listed in the Inventory Report. Licensor shall not have any right to re-sell any of such Licensed Product or any other product of Company without becoming an Independent Distributor of the Company.

(iv)	All Licensed Products listed in the Inventory Report which Licensor does not elect to purchase (as aforesaid), may be distributed and sold by Company, provided Company removes the Licensed Products from their packaging and distributes and sells such products without any indicia of the Property.

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(c) If, as of the last day of the Sell-Off Period, there remain in Company’s inventory any quantities of labels, hangtags, embroidery, buttons, fasteners, packaging materials or any other components or materials used in the production of Licensed Products which bear or incorporate any part of the Property (hereinafter referred to as the “Licensor Identified Components”), then Company agrees to separately report to Licensor, in the Inventory Report described in subparagraph (b) immediately above, the nature and quantity of such Licensor Identified Components. Company agrees that such components will either be sold to Licensor or destroyed by Company, in accordance with the procedures set forth in subparagraph (b) immediately above.

26. Inventory of the Licensed Products on Termination. (a) If the Contract Period of this Agreement is terminated due, to a material default of Company, Company will have no right whatsoever to sell or distribute any of the Licensed Products after the effective date of termination of the Contract Period (the “Termination Date”).

(b) If, as of the Termination Date, there remains in Company’s inventory any quantities of the Licensed Products (and Licensor Identified Components, as described in Paragraph 25(c) above), then Company agrees that:

(i)	Company will furnish to Licensor, within ten (10) calendar days after the Termination Date, an Inventory Report setting forth the nature and quantity of Licensed Products in Company’s inventory as of the Termination Date.

(ii)	Company will indicate, in the Inventory Report, Company’s invoice price to its Independent Distributors for those Licensed Products listed in the Inventory Report.

(iii)	Licensor will have the right and option, by written notice delivered to Company within fourteen (14) calendar days after receipt of Company’s Inventory Report, to purchase such quantity (if any) of the Licensed Products listed in the Inventory Report as Licensor may desire to purchase, and in such event Licensor will pay to Company, as full and complete payment for such Licensed Products, the Company’s invoice price to the Company’s Independent Distributors for such items as listed in the Inventory Report.

(iv)	All Licensed Products listed in the Inventory Report which Licensor does not elect to purchase (as aforesaid), may be distributed and sold by Company provided Company removes the Licensed Products from their packaging and distributes and sells such products without any indicia of the Property.

(v)	Company agrees that any Licensor Identified Components in Company’s inventory as of the Termination Date will either be sold to Licensor or destroyed by Company

27. Prohibition on Commercial Tie-Ins and Premium Sales. Company agrees that Licensed Products will not be sold or given away free of charge by Company, or authorized by Company to be given away by any third party, as a part of any plan intended to promote the products, services or business

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of any third party. If Company desires to distribute or sell Licensed Products for use in a commercial tie-in or premium program (as aforesaid), Company may submit such a request to Licensor in writing, setting forth all of the details of such proposed commercial tie-in or premium program, and Licensor will have reasonable discretion in deciding whether or not to waive the foregoing prohibition on commercial tie-ins or premium sales of Licensed Products. Company will obtain Licensor’s written approval prior to any such arrangement, which approval may not be unreasonably be withheld or delayed.

28. Products for the Use of Licensor. (a) During the two year term of this Agreement, Company will supply Licensor, at the request of Licensor, at no charge on monthly autoship a supply for four (4) individuals of licensed products and at no cost or expense, , for personal and promotional use (not for resale). Company will pay all costs in connection with delivery of the foregoing Licensed Products to Licensor.

(b) Company will sell or, in the Company’s sole discretion, provide (free of charge) to Licensor upon receiving a request from Licensor such additional quantities of Licensed Products as Licensor may reasonably request. It is understood that such sales will in all cases be subject to availability of the desired Licensed Products. Company agrees that all such sales will be made on terms no less favorable to Licensor than the terms and conditions then made available by Company to Company’s Independent Distributors. All such sales will not be subject to Commissions. Licensor will be free to use and distribute such Licensed Products in its sole discretion, except Licensor agrees that these Licensed Products cannot be resold by Licensor or anyone acting on behalf of Licensor unless Licensor becomes an Independent Distributor of Company.

29. Confidentiality. Each Party acknowledges that, during the Contract Period, it may have access to certain confidential and proprietary information of the other Party. Neither Party, nor their directors, officers, employees or agents, will publicize, disclose or use (except as provided in this Agreement) any such confidential or proprietary information that is the property of the other Party, that is clearly designated or reasonably understood to be confidential (including any personal information concerning Licensor) and that is disclosed to that Party pursuant to this Agreement. Each Party will be privileged to make disclosure to attorneys, agents and accountants of each Party on a need to know basis. The obligations set forth in this paragraph will survive the termination of the Agreement, and upon such termination, each Party will return to the other all confidential materials belonging to the other Party that were delivered during the Contract Period.

30. Waiver. The failure of either Party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein will not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

31. Representations and Warranties. (a) Company hereby represents and warrants that: (i) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of charter, having all requisite power and authority to own its assets and carry on its business as presently conducted; and (ii) the execution, delivery, and performance of this Agreement by Company has been duly and validly authorized and is the legal, valid, and binding obligation of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies; and (iii) Donny Osmond has read this Agreement and has represented to Licensor that he approved it; (iv) that to the best of his personal knowledge, there does not exist any medical matters that will limit or preclude Donny Osmond’s performance of the services he will be obligated to provide

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pursuant to this Agreement; and (v) Donny Osmond understands that Lifevantage has no financial obligation to him personally and that if, for any reason, any dispute develops between himself and Licensor, financial or otherwise, that Lifevantage is not obligated to pay any monies to him, but that he remains obligated to perform all of the services required of Artist pursuant to this Agreement.

(b) Licensor hereby represents and warrants that: (i) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of charter, having all requisite power and authority to own its assets and carry on its business as presently conducted; and (ii) the execution, delivery, and performance of this Agreement by Licensor has been duly and validly authorized and is the legal, valid, and binding obligation of Licensor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies.

32. Assignment. This Agreement will bind and inure to the benefit of Licensor, its successors and assigns. The rights granted to Company hereunder will be personal to it and may not, without the prior written consent of Licensor, be transferred or assigned to any other party; any assignment or transfer by Company in violation of the foregoing shall be null, void and without effect. Subject to the terms of this Paragraph 33, this Agreement will bind and inure to the benefit of Company, its successors and assigns. Notwithstanding anything to the contrary herein, (i) Licensor will have the right to assign this Agreement to an entity owned or controlled in whole or in part by Licensor or its member(s).

33. Prevailing Party. If any Party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action. For these purposes, the term “prevailing Party” will mean the Party that will have substantively prevailed on the principal substantive issues in dispute.

34. Governing Law/Jurisdiction. This Agreement shall be construed in accordance with the laws of the United States of America and the State of California, without regard to its conflict of laws principles.

35. Forum for Resolution of Disputes. Any and all disputes between the Parties arising from or related to this Agreement shall be heard and determined by binding arbitration before a single arbitrator, and judgment upon the award(s) rendered by the arbitrator may be entered in any court of competent jurisdiction. The arbitrator shall be named by the American Arbitration Association (“AAA”). Arbitration proceedings will be held in Los Angeles, California under the Rules of Commercial Arbitration and under the institutional supervision of the AAA, and the Parties irrevocably submit to the jurisdiction of the Federal and State courts located in California incident to any such arbitral proceeding. Witnesses residing outside of the State of California may testify telephonically or via such other audio/visual means as the arbitrator approves. The prevailing Party shall be entitled to an award of its reasonable outside attorneys’ fees and costs. A final arbitral award against either Party in any proceeding arising out of or relating to this Agreement shall be conclusive. The foregoing provisions shall not limit the right of either Party to commence any action or proceeding to compel arbitration, to obtain injunctive relief pending the appointment of an arbitrator, or to obtain execution of any award rendered in any such action or proceeding, in any other appropriate jurisdiction or in any other manner. The Parties agree to accept service of process by certified mail at its or their business address listed in Paragraph 16 herein and waive any jurisdictional or venue defenses available to them.

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36. Miscellaneous. This Agreement is the product of arms’ length negotiations between parties knowledgeable of its subject matter who have had the opportunity to consult counsel concerning the terms and conditions of this Agreement prior to the execution of this Agreement and any rule of law that would cause interpretation of any provision against the Party responsible for its inclusion herein will have no effect on the interpretation of this Agreement. If any part of this Agreement shall be declared invalid or unenforceable by a duly appointed arbitrator, it shall not affect the validity of the balance of this Agreement; provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its sole option, to terminate this Agreement upon giving not less than ten (10) calendar days written notice to Company.

37. Significance of Headings. Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such paragraph headings had been omitted.

38. No Joint Venture. This Agreement does not constitute and will not be construed as constituting a partnership or joint venture between Licensor and Company. Neither Party will have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained will give, or is intended to give, any rights of any kind to any third persons.

39. Limited Liability. Notwithstanding anything to the contrary contained herein, in the event Company incurs any expenses, damages or other liabilities (including without limitation, reasonable attorneys’ fees) in connection herewith, Licensor’s liability will be limited except in instances where it is determined pursuant to the proceedings described in Paragraph 35 that Licensor or Artist engaged in gross negligence, reckless or willful bad behavior, to proven, direct, actual damages incurred by Company, and Licensor’s maximum liability to Company hereunder will not exceed twice the cash compensation, excluding reimbursement of expenses, actually paid to Licensor by Company hereunder. In no event will Licensor be liable for consequential, punitive, indirect, reliance or incidental damages or lost profits, whether or not Licensor has been advised of the possibility of such damages or lost profits.

40. Survival. The provisions of Paragraphs 2(c), 10, 15, 16, 19, 21, 22, 23, 24, 25, 26, 29, 33, 34, 35, 39, 40 and 41 of this Agreement shall survive any termination or expiration of this Agreement

41. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties hereto and terminates and supersedes any prior agreement or understanding relating to the subject matter of this Agreement. None of the provisions of this Agreement can be waived or modified except in writing signed by both Parties, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein.

42. Execution and Delivery Required. This instrument when signed by Company will be deemed only an application for a license and will not be considered to be a binding agreement unless and until signed by all Parties noted as the appropriate place at the conclusion of this instrument. This instrument may be signed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement. Signatures transmitted by facsimile or electronic mail shall be deemed acceptable as originals.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date beneath the signature of each.

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LIFEVANTAGE CORPORATION		DONNY OSMOND CONCERTS, INC.

By:	/s/ Douglas C. Robinson	By:
Name: Douglas C. Robinson		Name:
Title:		Title:
Signed: September 12, 2011		Signed: September , 2011

Donny Osmond:

Signed: September , 2011

By his signature, Mr. Osmond is agreeing to the representations made by Licensor in Paragraphs 6(a), 17, 29, 31(a) (iii), (iv) and (v).

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EXHIBIT A

TRADEMARK

DONNY OSMOND

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EXHIBIT B

The Licensed Products will be manufactured in accordance with the Code of Conduct for Manufacturers as set forth below.

CODE OF CONDUCT FOR MANUFACTURERS

Child Labor	Manufacturers will not use child labor. The term “child” refers to a person younger than age 15 (or 14 where local law allows) or, if higher, the local legal minimum age for employment or the age for completing compulsory education. Manufacturers employing young persons who do not fall within the definition of “children” will also comply with any laws and regulations applicable to such persons.

Involuntary Labor	Manufacturers will not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

Coercion and Harassment	Manufacturers will treat each employee with dignity and respect, and will not use corporal punishment, threats of violence or other forms of physical, sexual, psychological or verbal harassment or abuse.

Nondiscrimination	Manufacturers will not discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

Health and Safety	Manufacturers will provide employees with a safe and healthy workplace in compliance with all applicable laws and regulations, ensuring at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.

Protection of the Environment	Manufacturers will comply with all applicable environmental laws and regulations.

Other Laws	Manufacturers will comply with all applicable laws and regulations, including those pertaining to the manufacture, pricing, sale and distribution of merchandise.

All references to “applicable laws and regulations” in this Code of Conduct include local and national codes, rules and regulations as well as applicable treaties and voluntary industry standards.

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